Exhibit 15.1

To

Petróleo Brasileiro S.A.- Petrobras

We are aware that our report dated August 3, 2012 on our review of interim financial information of Petróleo Brasileiro S.A. - Petrobras, for the six month period ended June 30, 2012 and included in the Company's quarterly report on Form 6-K for the quarter ended June 30, 2012 is incorporated by reference in its Registration Statement on Form F-3 dated December 12, 2009.

/s/PricewaterhouseCoopers

PricewaterhouseCoopers

Auditores Independentes

Rio de Janeiro - Brazil

August 9, 2012

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